UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2018

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 Martin Farm Road, Suite 100, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Registrant’ s telephone number, including area code    (770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 21, 2018, SANUWAVE Health, Inc., a Nevada Corporation (the “Company”), entered into a joint venture agreement (the “JV Agreement”) with Johnfk Medical Inc., a Taiwan corporation (“JohnFK”), setting forth the terms of the operation, management and control of Holistic Health Institute Pte. Ltd (with such company name subject to confirmation by Singapore Government), a private limited company to be incorporated in the Republic of Singapore (“HHI”). HHI was formed as a joint venture of the Company and JohnFK for the manufacture, sale and distribution of the Company’s dermaPACE® and orthoPACE® devices.

Under the JV Agreement, the Company and JohnFK each hold shares constituting fifty percent of the issued share capital of HHI. The Company provides to HHI FDA and CE approved products for an agreed cost, access to treatment protocols, training, marketing and sales materials and management expertise, and JohnFK provides to HHI capital, human capital and sales resources in Singapore, Malaysia, Brunei, Cambodia, Myanmar, Laos, Indonesia, Thailand, Philippines and Vietnam, certain reports and identification of new key opinion leaders as well as clinical trial and poster access availability. The JV Agreement also established the corporate governance of HHI, including a five-person board of directors consisting of two directors designated by the Company, two directors designated by JohnFK, and a third director appointed jointly by the parties. Initially, net profits under the JV Agreement shall be used to repay JohnFK for (i) the payment of $500,000 on June 22, 2018 to the Company for initial distribution rights in Taiwan and (ii) the cash advance to HHI per the terms of the JV Agreement. The JV Agreement includes other customary terms, including regarding the transfer of shares, indemnification and confidentiality.

The foregoing description of the JV Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the JV Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Joint Venture Agreement, dated September 21, 2018, by and among the Company, Johnfk Medical Inc. and Holistic Health Institute Pte. Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: September 27, 2018	By:	/s/ Lisa E. Sundstrom
	Name:	Lisa E. Sundstrom
	Title:	Controller and Chief Financial Officer

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